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                                                                   Exhibit 23.2
Kvaerner Metals


Murray N. Hutchison
Senior Vice President







March 25, 1998




Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401

Gentlemen:

We hereby consent to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of the Company's common stock of our Mine Plan and Preliminary Feasibility Study dated September 1993 pertaining to the Company's McDonald Property as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

Very truly yours,


/s/Murray N. Hutchison

Murray N. Hutchison

MNH:smr









                                                                       KVAERNER
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Davy Nonferrous Division       Tel 1 510 866 1166
2440 Camino Ramon              Fax 1 510 866 6520
San Ramon, California 94583
USA